UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2011

THE BRAINY BRANDS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-164000	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

 Copies to:
Marc Ross, Esq.
David B. Manno
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 3.02.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on April 18, 2011, The Brainy Brands Company, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”), pursuant. Pursuant to the Subscription Agreement, on April 18, 2011, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $750,000 (the “First Closing”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing September 30, 2011 and upon maturity. Pursuant to the First Closing, the Company issued to the Investors 15 Class A Warrants and 15 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 2,812,500 Class A Warrants and 2,812,500 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

In connection with the Subscription Agreement, on April 18, 2011, the Company entered into a pledge and escrow agreement (the “Pledge Agreement”) with the shareholders identified on Schedule A thereto (consisting of John Benfield (the Company’s chief executive officer), Dennis Fedoruk (the Company’s president and chief creative officer) Ronda Bush (the Company’s chief operations officer) and Jerry Bush (an employee of the Company and the husband of Ronda Bush) (the “Shareholders”)), and Grushko & Mittman, P.C. , as escrow agent (the “Escrow Agent”). Pursuant to the Pledge Agreement, the Shareholders placed the aggregate 14,724,994 shares of common stock of the Company held by the Shareholders (the “Shares”) in escrow with the Escrow Agent. The Shares will be returned to the Shareholders if the Company meets the Revenue Target set forth in the Pledge Agreement, or released to the Investors if and in the proportion that the Company fails to meet the Revenue Target. The Revenue Target is defined under the Pledge Agreement as $2,000,000 gross cash revenues from sales in the ordinary course of business, net of returns and refunds, as recognized in accordance with generally accepted accounting principles (“GAAP”), and the gross cash receipts from long-term licensing fees received during the year ended December 31, 2011, even if such entire licensing fees are not included in revenues pursuant to GAAP, during the year ended December 31, 2011.

A second closing under the Subscription Agreement occurred (the “Second Closing”), on May 20, 2011, for additional principal amount of $750,000 in Notes.  At the Second Closing, the Company issued Notes and Warrants on the same terms and conditions as the First Closing.

Pursuant to an escrow agreement entered into between the Company, the Investors, and Grushko & Mittman, P.C., as escrow agent, $500,000 from the sale of the Notes (including $250,000 under the Second Closing) will continue to be held in escrow following the closing of the Second Closing in a non-interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each ten days.  A request for release must be made in writing to the Escrow Agent and Collateral Agent.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, purposes, and wire delivery instructions, (ii) that such requested funds are for reimbursement of funds which were timely employed in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement, and (iii) an Event of Default, or an event that with the giving of notice or the passage of time could become an Event of Default, has not occurred.  The Company must provide to Collateral Agent reasonably satisfactory proof that the funds for which reimbursement is sought had been used for the purposes described in part (ii) of the previous sentence.  The Escrow Agent may not release any funds if an objection to such release has been made by Collateral Agent.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of the Collateral Agent.  Schedule 9(e) contemplates that $500,000 will be used for public relations and investor relations services rendered by a direct marketing firm under the Company’s direction to implement and manage a direct mail correspondence program.  The Company believes that this program will be beneficial for its business and keeping its shareholders apprised of its progress.  Unless postponed by the Company and Collateral Agent, any funds retained in escrow on the one year anniversary of the Closing Date will be released to Investors requesting such release in proportion to the relative amount of Note principal held by all Investors as of such one year anniversary date.  Upon release to the Investors, such sums shall be applied against amounts outstanding on the Notes in the manner set forth in the Notes.

Certain of the Investors were subscribers under the subscription agreement, dated as of November 24, 2010, among the Company and the subscribers identified on Schedule 1 thereto.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRAINY BRANDS COMPANY, INC.

Dated: May 20, 2011	By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer

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